Exhibit 99.4

                         FORM 4 JOINT FILER INFORMATION

          (Attachment to Form 4 in accordance with instruction 4(b)(v))

   Check this box if no longer subject
   to Section 16:                                [ ]

   Name and Address:                             Nicholas J. Singer
                                                 650 Madison Avenue, 26th Floor
                                                 New York, NY 10022

   Issuer and Ticker Symbol:                     Penn Octane Corporation (POCC)

   Date of Earliest Transaction:                 5/27/08

   Relationship to Issuer:                       10% Owner

   Designated Filer:                             Standard General L.P.

   TABLE I INFORMATION
   Title of Security:                            Common Stock
   Transaction Date:                             5/27/08
   Transaction Code:                             P
   Securities Acquired:                          12,100
   Acquired or Disposed:                         A
   Price:                                        $1.81
   Ownership Form:                               I
   Amount Beneficially Owned After Transaction:  3,414,918
   Nature of Indirect Beneficial Ownership:      (1)

   Title of Security:                            Common Stock
   Transaction Date:                             5/28/08
   Transaction Code:                             P
   Securities Acquired:                          25,000
   Acquired or Disposed:                         A
   Price:                                        $1.8548
   Ownership Form:                               I
   Amount Beneficially Owned After Transaction:  3,439,918
   Nature of Indirect Beneficial Ownership:      (1)

   Signature:

                                                 /s/ Nicholas J. Singer
                                                 -------------------------------
                                                 Nicholas J. Singer